Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Third Fiscal Quarter 2018 Financial Results and Declares Distribution of $0.095 Per Share

LOS ANGELES, CA, August 8, 2018—Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the fiscal quarter ended June 30, 2018.

Third Fiscal Quarter 2018 Highlights

•	Total investment income of $31.8 million, or $0.23 per share;

•	Net investment income of $14.4 million, or $0.10 per share;

•	Net asset value (“NAV”) per share as of June 30, 2018 of $5.95; and

•	Originated $379.8 million of new investment commitments and received $280.7 million of proceeds from prepayments, exits, other paydowns and sales.

•	The Company’s Board of Directors declared a quarterly distribution of $0.095 per share, payable on September 28, 2018 to stockholders of record on September 15, 2018.

Management Commentary

Edgar Lee, Chief Executive Officer and Chief Investment Officer of Oaktree Specialty Lending said, “Since we began managing OCSL nine months ago, we have made significant progress in repositioning the portfolio, optimizing our capital structure and stabilizing NAV. We have reduced our exposure to non-core assets by $536 million, doubled the amount of core investments in the portfolio and delivered our second consecutive quarter of increased NAV per share. Given our progress to date, we believe we are well positioned to continue to deliver improved shareholder returns going forward.”

Portfolio and Investment Activity

As of June 30, 2018, the fair value of the Company’s investment portfolio was $1.5 billion and was comprised of investments in 116 companies. These included loans to 75 companies, 14 public bond issuances, the investments in Senior Loan Fund JV I, LLC (“SLF JV I”) and equity investments in 44 companies, including in SLF JV I and 4 private equity funds. 18 of the equity investments were in companies in which Oaktree Specialty Lending also had a debt investment.

At fair value, 95.4% of the Company’s portfolio as of June 30, 2018 consisted of debt investments, including 53.1% of first lien loans, 22.9% of second lien loans and 19.4% of unsecured debt investments, including the debt investments in SLF JV I.

As of June 30, 2018, SLF JV I had $357.2 million in assets, including senior secured loans to 44 portfolio companies. The joint venture generated income of $2.8 million for Oaktree Specialty Lending during the quarter ended June 30, 2018.

The weighted average yield on the Company’s debt investments as of June 30, 2018, including the return on our mezzanine note investments in SLF JV I, was 8.8%.

As of June 30, 2018, $1.2 billion of the Company’s debt investments, or 82.9% of the total debt portfolio, at fair value, had floating interest rates.

During the quarter ended June 30, 2018, the Company originated $379.8 million of investment commitments, including investments in 24 new and 4 existing portfolio companies, and funded $389.0 million of investments across new and existing portfolio companies.

During the quarter, the Company received $280.7 million of proceeds from various prepayments, exits, other paydowns and sales and exited 28 investments.

Results of Operations

Total investment income for the quarter ended June 30, 2018 was $31.8 million, including $26.6 million of cash interest income from portfolio investments, $1.5 million of payment-in-kind (“PIK”) interest income, $2.4 million of fee income and $1.3 million of dividend income. PIK interest income, net of PIK collected in cash, represented 4.3% of total investment income for the quarter ended June 30, 2018.

Net expenses for the quarter were $17.4 million, a decrease of $2.1 million from the quarter ended March 31, 2018. The decrease in net expenses was due primarily to a decrease in Part I incentive fees and a decrease in interest expense, offset by an increase in management fees.

Net realized and unrealized gain on our investment portfolio for the quarter ended June 30, 2018 was $9.8 million.

Liquidity and Capital Resources

As of June 30, 2018, the Company had $57.1 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $613.7 million and $389.0 million of undrawn capacity on its credit facility, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 5.5% as of June 30, 2018.

As of June 30, 2018, the Company’s total leverage ratio was 0.73x debt-to-equity.

Distribution Declaration

The Company’s Board of Directors declared a quarterly distribution of $0.095 per share, payable on September 28, 2018 to stockholders of record on September 15, 2018.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of dividend distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Portfolio Asset Quality

As of June 30, 2018, there were eight investments on which the Company had stopped accruing cash and/or PIK interest or original issue discount (“OID”) income that, in the aggregate, represented 12.3% of the Company’s debt portfolio at cost and 4.6% at fair value.

($ in thousands)
Non-Accrual - Debt Investments	As of June 30, 2018	As of September 30, 2017
Non-Accrual Investments at Fair Value	$67,131	$67,015
Non-Accrual Investments/Total Debt Investments at Fair Value	4.6%	4.7%

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	June 30, 2018 (unaudited)	March 31, 2018 (unaudited)	September 30, 2017
ASSETS
Investments at fair value:
Control investments (cost June 30, 2018: $266,097; cost March 31, 2018: $431,809; cost September 30, 2017: $444,826)	$223,421	$285,079	$305,271
Affiliate investments (cost June 30, 2018: $1,080; cost March 31, 2018: $10,881; cost September 30, 2017: $33,743)	2,161	11,890	36,983
Non-control/Non-affiliate investments (cost June 30, 2018: $1,416,632; cost March 31, 2018: $1,219,816; cost September 30, 2017: $1,279,096)	1,294,936	1,103,715	1,199,501

Total investments at fair value (cost June 30, 2018: $1,683,809; cost March 31, 2018: $1,662,506; cost September 30, 2017: $1,757,665)	1,520,518	1,400,684	1,541,755
Cash and cash equivalents	56,615	7,951	53,018
Restricted cash	499	204	6,895
Interest, dividends and fees receivable	8,102	7,771	6,892
Due from portfolio companies	15,757	5,676	5,670
Receivables from unsettled transactions	22,538	12,852	—
Deferred financing costs	5,620	6,031	1,304
Other assets	3,108	3,346	514

Total assets	$1,632,757	$1,444,515	$1,616,048

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$2,714	$2,986	$2,417
Base management fee and Part I incentive fee payable	7,094	8,594	6,750
Due to affiliate	4,230	1,709	1,815
Interest payable	6,338	3,278	3,167
Amounts payable to syndication partners	301	1	1
Director fees payable	—	176	184
Payables from unsettled transactions	166,903	21,107	58,691
Credit facilities payable	211,000	183,000	255,995
Unsecured notes payable (net of $3,851, $4,058 and $4,737 of unamortized financing costs as of June 30, 2018, March 31, 2018 and September 30, 2017, respectively)	386,132	385,778	406,115
Secured borrowings at fair value (proceeds June 30, 2018: $12,623; proceeds March 31, 2018: $12,948; proceeds September 30, 2017: $13,489)	9,950	10,652	13,256

Total liabilities	794,662	617,281	748,391

Commitments and contingencies
Net assets:
Common stock, $0.01 par value, 250,000 shares authorized; 140,961 shares issued and outstanding as of June 30, 2018, March 31, 2018 and September 30, 2017	1,409	1,409	1,409
Additional paid-in-capital	1,579,278	1,579,278	1,579,278
Net unrealized depreciation on investments, secured borrowings and foreign currency	(160,267)	(259,526)	(215,677)
Net realized loss on investments, secured borrowings and unsecured notes payable	(563,004)	(473,567)	(478,010)
Accumulated overdistributed net investment income	(19,321)	(20,360)	(19,343)

Total net assets (equivalent to $5.95, $5.87 and $6.16 per common share as of June 30, 2018, March 31, 2018 and September 30, 2017, respectively)	838,095	827,234	867,657

Total liabilities and net assets	$1,632,757	$1,444,515	$1,616,048

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2018	Three months ended March 31, 2018	Three months ended June 30, 2017	Nine months ended June 30, 2018	Nine months ended June 30, 2017
Interest income:
Control investments	$2,737	$3,071	$3,710	$9,011	$11,104
Affiliate investments	161	917	977	2,027	2,961
Non-control/Non-affiliate investments	23,629	22,533	33,892	71,727	106,409
Interest on cash and cash equivalents	107	112	214	440	497

Total interest income	26,634	26,633	38,793	83,205	120,971

PIK interest income:
Control investments	1,045	1,210	1,523	3,446	5,445
Affiliate investments	52	188	195	416	592
Non-control/Non-affiliate investments	360	548	855	1,408	2,928

Total PIK interest income	1,457	1,946	2,573	5,270	8,965

Fee income:
Control investments	697	128	307	945	929
Affiliate investments	—	44	12	48	741
Non-control/Non-affiliate investments	1,728	3,770	2,085	6,405	7,155

Total fee income	2,425	3,942	2,404	7,398	8,825

Dividend and other income:
Control investments	1,331	2,258	1,080	4,629	3,384
Non-control/Non-affiliate investments	—	—	67	—	87

Total dividend and other income	1,331	2,258	1,147	4,629	3,471

Total investment income	31,847	34,779	44,917	100,502	142,232

Expenses:
Base management fee	5,909	5,386	7,912	16,885	24,561
Part I incentive fee	2,733	3,247	3,482	6,810	10,713
Professional fees	924	1,015	952	4,837	3,739
Board of Directors fees	154	177	205	507	595
Interest expense	8,291	8,530	11,262	26,405	37,163
Administrator expense	466	391	407	1,351	1,557
General and administrative expenses	488	722	1,367	2,326	4,154
Loss on legal settlements	—	—	—	—	3

Total expenses	18,965	19,468	25,587	59,121	82,485
Fees waived	(1,548)	48	(60)	(1,634)	(182)
Insurance recoveries	—	—	—	—	(1,259)

Net expenses	17,417	19,516	25,527	57,487	81,044

Net investment income	14,430	15,263	19,390	43,015	61,188

Unrealized appreciation (depreciation) on investments and foreign currency:
Control investments	97,000	(5,849)	(2,479)	89,825	12,030
Affiliate investments	72	(2,063)	(839)	(2,159)	(1,501)
Non-control/Non-affiliate investments	1,810	7,127	(9,953)	(34,696)	8,368

Net unrealized appreciation (depreciation) on investments and foreign currency	98,882	(785)	(13,271)	52,970	18,897
Net unrealized (appreciation) depreciation on secured borrowings	377	408	124	2,440	(294)
Realized gain (loss) on investments and secured borrowings:
Control investments	(91,470)	—	(13,058)	(91,470)	(58,994)
Affiliate investments	—	2,048	—	2,048	—
Non-control/Non-affiliate investments	2,033	2,806	758	4,548	(92,295)

Net realized gain (loss) on investments and secured borrowings	(89,437)	4,854	(12,300)	(84,874)	(151,289)
Redemption premium on unsecured notes payable	—	(120)	—	(120)	—

Net increase (decrease) in net assets resulting from operations	$24,252	$19,620	$(6,057)	$13,431	$(71,498)

Net investment income per common share — basic and diluted	$0.10	$0.11	$0.14	$0.31	$0.43
Earnings (loss) per common share — basic and diluted	$0.17	$0.14	$(0.04)	$0.10	$(0.50)
Weighted average common shares outstanding — basic and diluted	140,961	140,961	140,961	140,961	141,599
Distributions per common share	$0.095	$0.085	$0.02	$0.31	$0.34

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its third fiscal quarter 2018 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on August 8, 2018. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers), participant password “Oaktree Specialty Lending.” During the earnings conference call, Oaktree Specialty Lending intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Specialty Lending’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10121985, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com